Exhibit 10.2


                    SEPARATION AGREEMENT AND GENERAL RELEASE
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               Caution: Read Carefully This Is a Release in Full

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into this 19th day of September 2001, between Garnet E. King ("Employee"), and Alltrista Corporation (the "Company").

     WHEREAS, the Company employed Employee in the position of Corporate Secretary and Director of Executive Services;

     WHEREAS, the Company and Employee desire to amicably dispose of any and all matters and claims of any kind or nature between them which may now or hereafter exist in any way relating to Employee's employment with the Company and the conclusion of that employment;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, it is agreed as follows:

     1.   Definitions.
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     (a) "Company" means Alltrista Corporation and all of its past and present officers, directors, employees, trustees, agents, parent, partners, members, shareholders, affiliates, divisions, principals, insurers, all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity's subsidiaries, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable to Employee, none of whom admit any liability, but all of whom expressly deny any such liability.

     (b) "Competitor" means any person or entity that competes with the Company's business of manufacturing, distributing, selling, packaging or shipping either home-food preservation products or zinc metal coinage.

     (c) "Customer" or "Client" means any person or entity which, within the twelve (12) month period immediately preceding the Separation Date (as defined below), used or purchased or contracted to use or purchase any services or products from the Company; including, but not limited to, the following: the United States Mint, the Royal Canadian Mint, Wal-Mart Stores, Inc., SuperValu, Inc., Kroger Co., and Consolidated Stores Corp., and the affiliates and subsidiaries thereof.

     (d) "Effective Date" means that date occurring seven (7) calendar days after Employee's signing of this Agreement, on the condition that this Agreement is not revoked by Employee within the "Revocation Period".

     (e) "Performance Share Plan" means the Alltrista Corporation 1998 Performance Share Plan, effective as of January 1, 1998, and any amendments thereto.

     (f) "Restricted Period" means the period of time during the Consulting Term (as defined below) and any extension of the Restricted Period pursuant to paragraph 9 below.

     (g) "Revocation Period" means the seven (7) calendar day period after Employee signs this Agreement, not counting the day Employee actually signs it.

     (h)  "Separation Date" means September 28, 2001.

     (i) "Signing Period" means the twenty-one (21) day period following the day Employee receives this Agreement, in which Employee has to consider whether to sign this Agreement.

     (j) "Stock Option Plan" means the Alltrista Corporation 1998 Stock Option Plan.

     (k) "Vendor" means any person or entity which is or within the twelve (12) month period immediately preceding the Separation Date contracted to provide services or products to the Company.

     2.   Employee's Release Of Claims. In consideration of the Company's
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agreement to make the Separation Payments upon the terms and conditions described in paragraph 3, Employee gives up, releases, and waives all Claims against the Company, including without limitation: (a) all claims Employee has as of the Effective Date of this Agreement, whether known or unknown, including without limitation all claims arising directly or indirectly out of or relating to Employee's employment with Company, or the termination of that employment, including, but not limited to, any claims arising under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act ("ADEA"); the Older Worker Benefits Protection Act ("OWBPA"); the Equal Pay Act; Employee Retirement Income Security Act; the Consolidated Omnibus Budget Reconciliation Act; the Rehabilitation Act of 1973; the Civil Rights Act of 1991; the Civil Rights Act of 1866 (42 U.S.C. ss.1981, et seq.); the Family and Medical Leave Act; the Americans with Disabilities Act; Indiana Civil Rights Law; all such laws as amended and/or any other federal, state or local law; (b) all claims under any principle of common law or equity, including but not limited to, claims for alleged unpaid wages or other compensation; any tort; breach of contract; promissory or equitable estoppel; and any other allegedly wrongful employment practices; and (c) all claims for any type of relief from the Company, including but not limited to, claims for damages of any kind and all claims for costs, expenses and attorneys fees.

     3.   Separation Payments. Contingent upon Employee's execution of this
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Agreement within the Signing Period and the expiration of the Revocation Period, the Company shall make payments (collectively, the "Separation Payments") to Employee in the amounts and on the terms as set forth below in subparagraphs 3(a) through 3(e). Unless otherwise specified, all Separation Payments will be made minus all applicable deductions, including deductions for any applicable, federal, state, and local taxes and FICA. All Separation Payments will be deemed to have been made when a check representing the appropriate amount is mailed to Employee's last known address. Employee acknowledges that the Separation Payments described below constitute full and fair consideration for the release of all Claims, as set forth in paragraph 2 above, and the performance of the consulting services described in paragraph 4 below, and that the Company is not otherwise obligated to make the below described Separation Payments. Employee also acknowledges that all other forms of compensation, of whatever kind, that may be due to her by the Company are hereby extinguished.

     (a)  Initial Payment. Upon the expiration of the Revocation Period, the
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Company shall pay to Employee an amount equal to Eighty-Four Thousand, Three Hundred and Seventy-Five Dollars ($84,375).

     (b)  COBRA. Upon the expiration of the Revocation Period, the Company shall
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pay to Employee a lump sum cash payment in an amount equal to twelve (12) months of benefit payments for Employee's insurance coverage under COBRA.

     (c)  Performance Share Plan. Employee shall participate in the Performance
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Share Plan through the Separation Date and any payouts to Employee thereunder shall be based on performance factors as of December 31, 2001. Any shares earned by Employee under the Performance Share Plan shall be issued to Employee no later than February 28, 2002.

     (d)  Incentive Compensation. Incentive compensation for 2001 shall be based
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on Employee's performance factor for that year and Employee's salary earned from January 1, 2001 through the Separation Date. The Company shall pay any such incentive compensation and any remaining bank balance to Employee no later than February 28, 2002.

     (e)  Stock Options. Effective on the Separation Date, all grants of stock
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options previously made to Employee (the "Options"), shall be fully vested and immediately exercisable. Employee must exercise the Options in accordance with the terms of the Stock Option Plan on or before June 30, 2002 or the Options shall expire.

     4.   Consulting Services. Employee hereby acknowledges the unique nature of
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the services she performed for the Company prior to the Separation Date and her knowledge of the Company's business, operations, administration and policies. Employee agrees during the period commencing on the Effective Date and continuing until the first anniversary hereof (the "Consulting Term") to be available to the Company up to ten (10) hours per month, for such advisory and consulting services relating to the business, operations, administration or policies of Company as from time to time may be reasonably requested by Company; including without limitation advisory and consulting services relating to those services Employee performed for the Company prior to the Separation Date. During the Consulting Term, Employee shall act in the capacity of an independent contractor to Company, shall have no authority to make commitments on behalf of or bind Company in any manner except as may be specifically authorized by Company's Board of Directors from time to time, and shall not make any representation nor hold herself out in any fashion inconsistent with the foregoing. Without limiting the generality of the preceding sentence, it is expressly understood that, during the Consulting Term, Employee shall not be construed to be an employee, agent or partner of, or joint venturer with, or to have any other relationship with Company except as an independent contractor with Company under this Agreement. Employee understands that this consulting provision was a material and significant inducement for the Company to enter into this Agreement. During the Restricted Period (and any extension thereof), the Employee will consult with no other person or business entity.

     5.   Return Of The Company's Property/Non-Disparagement. On or before the
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Effective Date, Employee will return to the Company all of the Company's property that is in her possession or control, including, but not limited to, credit cards, phone cards, cellular telephones, pagers, office keys, directories, computer, computer hardware, books, documents, memoranda, computer disks and other software, and all other records, and copies thereof. Each party further agrees that neither will make any negative or disparaging remarks or comments to any other person and/or entity about the other party.

     6.   Confidentiality. The Employee shall maintain the fact of and terms and
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conditions of this Agreement as strictly confidential, and shall not disclose the same to any person other than to Employee's attorney, accountant, and spouse, if any, or as required by law or lawfully-issued subpoena.

     7.   Confidential Information. Employee acknowledges that in the course of
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her employment with the Company she had access to or knowledge of trade secrets and other information about the Company which is confidential or proprietary to the Company, including, but not limited to: (a) information about the Company, Company's business, its employees and its products; (b) techniques, technical know-how, methods, and formulations; (c) hardware, software and computer programs and technology used by Company; (d) the Customer/Client database and other information about the Company's Customers/Clients, such as contacts, criteria, requirements, specifications, policies, or other similar information;
(e) relationships with other service providers, partners and contractors; (f) Vendor and supplier information; (g) marketing plans and concepts; (h) fee, rate and price information; (i) sales, costs, profits, profit margins, salaries and other financial information pertaining to the Company or Company's business; and
(j) information pertaining to the Company's Customers'/Clients' users, customers or clients, including but not limited to personal information such as names, addresses, e-mail addresses, financial information, etc. (All collectively referred to as "Confidential Information"). At all times after the Effective Date, Employee agrees not to disclose to any third party any Confidential Information made known to her by the Company, or learned by her while in the Company's employ; nor shall Employee use any such information for her benefit or for the benefit of any third party. Employee understands that this confidentiality provision was a material and significant inducement for the Company to enter into this Agreement.

     8.   Non-Solicitation. During the Restricted Period, Employee shall not,
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directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, in promotion of or otherwise with respect to a Competitor, call upon, solicit, contact, or service any Customer or Client, or any potential customer or client, of the Company that the Employee called upon, solicited, contacted, or serviced within the twenty-four
(24) month period immediately preceding the Separation Date. Furthermore, during the Restricted Period, Employee shall not, directly or indirectly, as an entity, individually or on behalf of any other individual, corporation, partnership, firm, other company, business organization, or entity, or in any other capacity, in promotion of or otherwise with respect to any business or activity (whether or not for a Competitor), solicit for employment, endeavor to entice away from the Company, hire, or otherwise interfere with the relationship of the Company with any person who was employed or otherwise engaged to perform services for the Company within the twenty-four (24) month period immediately preceding the Separation Date or during the Consulting Term. Employee's obligations set forth in this paragraph 8 and the Company's rights and remedies with respect thereto, whether legal or equitable, shall remain in full force and effect during the Restricted Period (and any extension thereof).

     9.   Change In Ownership. The Company and Employee recognize that any
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potential purchaser of the Company will value Employee's consulting services to the Company given Employee's years of industry experience. Accordingly, the Company and Employee have agreed to a 24-month extension of the Restricted Period of this Agreement, in the event of a Change in Ownership. For purposes of this Agreement, a Change in Ownership is defined as: the signing of a letter of intent or the entering into any agreement by the Company prior to June 30, 2002, the consummation of which occurs within six (6) months of June 30, 2002 and results in a merger or consolidation of the Company with any other corporation, company, or entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, Change in Ownership also means the signing of a letter of intent or the entering into any agreement by the Company prior to June 30, 2002, the consummation of which occurs within six (6) months of June 30, 2002 and results in a complete liquidation of the Company, the sale or disposition by the Company of all or substantially all of the Company's assets, or the purchase by a third party of more than fifty percent (50%) of the Company's outstanding common stock. Notwithstanding anything contained herein to the contrary, Employee hereby recognizes and agrees that a sale by the Company of the thermoforming division of the Company shall not constitute a Change in Ownership.

     Upon a Change in Ownership of the Company (as defined above), the Restricted Period shall extend for a period of twenty-four (24) months and the Company shall pay Employee as soon as reasonably practicable after the Change in Ownership Two Hundred and Thirty-Six Thousand Dollars ($236,000).

     10.  Reasonableness Of Terms. The parties each stipulate and agree that the
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terms and covenants contained in paragraphs 6, 7, and 8 are fair and reasonable in all respects and that these restrictions are designed for the reasonable protection of the Company's business.

     11.  Remedies. The Employee recognizes that any breach of the restrictive
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covenants of this Agreement will cause irreparable injury to the goodwill and proprietary rights of the

Company, inadequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Employee agrees that the Company will be able to seek and obtain injunctive relief in the form of a temporary restraining order, without notice, preliminary injunction, or permanent injunction against the Employee to enforce this Agreement. The Company shall not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts. To the extent that any damages are calculable resulting from the breach of this Agreement, the Company shall also be entitled to recover damages from the Employee, including any lost profits of the Company. Any recovery of damages by the Company shall be in addition to and not in lieu of the injunctive relief to which the Company is entitled. In no event shall a damage recovery be considered a penalty in liquidated damages, but shall be considered as measurable compensation damages for breach by the Employee. In any action at law or in equity arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses (including experts and consultants) and court costs in addition to any other relief to which it may be entitled.

     12.  Twenty-One Calendar Day Period To Consider This Agreement. Employee
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hereby recognizes and acknowledges that her signing of this Agreement before the end of the 21-day Signing Period will be her personal and voluntary decision to do so. Employee further recognizes that if she fails to deliver this Agreement to the Company within the Signing Period, the offer to provide the payments described herein shall expire and be deemed withdrawn at the end of the Signing Period.

     13.  Right To Revoke This Agreement. This Agreement will not become
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effective or enforceable unless and until the Revocation Period has expired without a revocation by Employee.

     14.  Procedure For Accepting Or Revoking The Agreement. To accept the terms
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of this Agreement, Employee must deliver the Agreement, after it has been signed and dated by her, to the Company by hand or by mail and it must be received by the Company within the Signing Period. To revoke her acceptance, Employee must deliver a written, signed statement of the revocation of her acceptance to the Company by hand or by mail and any such notice of revocation must be received by the Company within the Revocation Period. All deliveries shall be made to the Company as follows and marked "Personal and Confidential": Alltrista Corporation, ATTN: J. David Tolbert, Vice President, Human Resources and Administration, 5875 Castle Creek Parkway North Drive, Suite 440, Indianapolis, Indiana 46250. If Employee chooses to deliver her acceptance or any revocation notice by mail, it must be: (a) postmarked and received by the Company within the applicable period stated above; (b) properly addressed to the Company at the address stated above; and (c) sent by certified mail, return receipt requested.

     15.  Representations And Warranties. Employee hereby represents and
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warrants to the Company (with the understanding that the Company has relied upon such representations and warranties) that: (a) she has read this Agreement carefully and understands all of its terms; (b) in agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by the Company, except as specifically set forth in this Agreement; (c) Employee voluntarily releases any claims against the Company, and understands that, in consideration of accepting the consideration described above, she may be giving up possible future administrative and/or legal claims against the Company; (d) Employee understands and agrees that this Agreement contains all of the agreements between the Company and Employee relating to the matters included in this Agreement; (e) Employee understands and agrees that this Agreement may not be assigned by Employee to any individual or entity; and (f) the Company has advised Employee that she should consult with an attorney prior to signing this Agreement, that Employee has had adequate opportunity to do so, and that Employee's decision to sign this Agreement was voluntary and made after being given opportunity to consult with an attorney.

     16.  Severability. If any provision of this Agreement is or becomes
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invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     17.  Amendment and Waiver. Neither this Agreement nor any term, covenant,
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condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     18.  Counterparts. This Agreement may be executed in one or more identical
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counterparts, each of which when executed by both of the parties and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

     19.  Assignment. The rights and obligations of the parties hereto shall
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inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that Employee shall not assign this Agreement without the prior written consent of the Company.

     20.  Entire Agreement. This Agreement constitutes the entire agreement
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between the parties with respect to the subject matter hereof.

     21.  Jurisdiction and Venue; Governing Law. Any action to enforce,
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challenge or construe the terms or making of this Agreement or to recover for its breach shall be litigated exclusively in a state or federal court located in Marion County, Indiana, except that the Company may elect, at its sole discretion, to litigate the action in the county or state where Employee can be found. Employee hereby waives any defense of lack of personal jurisdiction or improper venue. This Agreement and the performance by the parties under this Agreement shall be governed by the laws of the State of Indiana, notwithstanding the choice of law provisions of the venue where the action is brought, where the violation occurred, or where the Employee may be located.

     22.  Headings. The headings of the sections of this Agreement have been
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inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                            [Signatures On Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                             "COMPANY"

                                             ALLTRISTA CORPORATION



                                             /s/ Thomas B. Clark
                                             By:  Thomas B. Clark
                                             Its: Chairman, President and CEO


                                             "EMPLOYEE"


                                             /s/ Garnet E. King
                                             Garnet E. King